EXHIBIT 11 -  Computation of Earnings Per Share


Item 6(a)
Exhibit 11
Computation of Earnings per Share
United Industrial Corporation and Subsidiaries

                                            Three Months Ended           Nine Months Ended
                                               September 30                 September 30
                                           ------------------              --------------

                                           1997          1996           1997          1996
                                           ----          ----           ----          ----
Primary:

   Average shares outstanding           12,481,914    12,212,123     12,379,440    12,197,703
                                        ==========    ==========     ==========    ==========

   Net income                           $6,678,000      $163,000    $10,111,000    $3,052,000
                                        ==========      ========    ===========    ==========

   Earnings per share                       $  .54        $  .01         $  .82        $  .25
                                            ======        ======         ======        ======

